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                                                                   EXHIBIT 12.01

                           Ambac Financial Group, Inc.
                       Ratio of Earnings to Fixed Charges
                          (In thousands, except ratios)

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
                                                              Years Ended December 31,
                                             ---------------------------------------------------------
                                               2000        1999        1998         1997        1996
                                             ---------------------------------------------------------
Earnings:

  Income before income taxes                 $482,124    $404,658    $328,912     $285,996    $375,506

  Interest expense                             37,477      36,525      32,761       21,346      20,925

  Portion of rentals deemed to be
   interest                                     1,859       1,782       1,846        1,699       1,287
                                             ---------------------------------------------------------
    Earnings                                 $521,460    $442,965    $363,519     $309,041    $397,718
                                             =========================================================

Fixed Charges:

  Interest Expense                            $37,477     $36,525     $32,761      $21,346     $20,925

  Portion of rentals deemed to be
   interest                                     1,859       1,782       1,846        1,699       1,287
                                             ---------------------------------------------------------
    Fixed Charges                             $39,336     $38,307     $34,607      $23,045     $22,212
                                             =========================================================

Ratio of earnings to fixed charges               13.3        11.6        10.5         13.4        17.9
                                             =========================================================
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